UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2024

APA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40144	86-1430562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	APA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 30, 2024, APA Corporation, a Delaware corporation (“APA”), entered into a Credit Agreement among APA, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto (the “Credit Agreement”).

The lenders under the Credit Agreement have committed an aggregate $2.0 billion for senior unsecured delayed-draw term loans to APA, the proceeds of which, subject to satisfaction of certain limited conditions, APA may use to refinance certain indebtedness of Callon Petroleum Company, a Delaware corporation (“Callon”), upon or after closing of APA’s pending acquisition of Callon pursuant to the previously announced Agreement and Plan of Merger among APA, Astro Comet Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of APA, and Callon, dated January 3, 2024 (the “Merger Agreement”).

Two tranches of term loans would be available to APA for borrowing only on the date of closing of transactions under the Merger Agreement and satisfaction of certain other conditions under the Credit Agreement (the “Closing Date”); of the aggregate $2.0 billion in commitments, $1.5 billion is for term loans that would mature three years after the Closing Date (the “3-Year Tranche Loans”) and $500 million is for term loans that would mature 364 days after the Closing Date (the “364-Day Tranche Loans”).

Indebtedness of Callon that APA could refinance by borrowing under the Credit Agreement on the Closing Date includes indebtedness outstanding under (i) the Amended and Restated Credit Agreement, dated October 19, 2022, among Callon, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (the “Callon Credit Agreement”), (ii) Callon’s 6.375% Senior Notes due 2026 (“Callon’s 2026 Notes”), (iii) Callon’s 8.00% Senior Notes due 2028 (“Callon’s 2028 Notes”), and (iv) Callon’s 7.500% Senior Notes due 2030 (“Callon’s 2030 Notes”, and together with the Callon Credit Agreement, Callon’s 2026 Notes, and Callon’s 2028 Notes, the “Callon Indebtedness”).

Limited conditions to funding on the Closing Date loans requested by APA in accordance with the Credit Agreement include:

•

consummation of the transactions under the Merger Agreement without giving effect to changes thereto or waivers thereunder that would be materially adverse to the interests of the lenders or arrangers under the Credit Agreement without their consent;

•

accuracy of certain representations of APA in the Credit Agreement and Callon in the Merger Agreement before and after giving effect to consummation of transactions under the Credit Agreement and the Merger Agreement;

•

no payment, insolvency, or bankruptcy event of default in respect of APA under the Credit Agreement before and after giving effect to consummation of transactions under the Credit Agreement and the Merger Agreement has occurred and continues;

•	no Company Material Adverse Effect (as defined in the Merger Agreement) has occurred since the date of the Merger Agreement;

•	APA’s certification of its solvency immediately after giving effect to consummation of the transactions under the Credit Agreement and the Merger Agreement;

•	each lender’s receipt of specified “know your customer” and beneficial ownership information;

•	APA’s delivery of specified audited annual and unaudited interim financial statements of APA and Callon in respect of certain periods before the Closing Date;

•	APA’s payment of fees, costs, and expenses then due and payable under the Credit Agreement; and

•

repayment of all indebtedness outstanding under the Callon Credit Agreement and Callon’s 2026 Notes, and Callon having no other material indebtedness for borrowed money except for Callon’s 2028 Notes and Callon’s 2030 Notes or as permitted under the Credit Agreement or the Merger Agreement.

Proceeds of loans made under the Credit Agreement may only be used to refinance the Callon Indebtedness and repay fees and expenses related to transactions under the Credit Agreement and the Merger Agreement. To the extent that borrowings by APA under the Credit Agreement are not so used on or before the date that is 120 days after the Closing Date, APA then must prepay the amount of such unused borrowings.

Apache Corporation, a wholly owned subsidiary of APA, has guaranteed obligations under the Credit Agreement effective until the aggregate principal amount of indebtedness under senior notes and debentures outstanding under Apache’s existing indentures first is less than $1.0 billion.

If $400 million or more in aggregate principal amount of Callon’s 2028 Notes and Callon’s 2030 Notes remains outstanding on the date which is 120 days after the Closing Date, Callon then must guarantee APA’s obligations under the Credit Agreement effective until the aggregate outstanding principal amount of Callon’s 2028 Notes and Callon’s 2030 Notes first is less than $400 million.

APA may at any time prepay loans under the Credit Agreement. APA may at any time terminate, or from time to time reduce, the lenders’ commitments under the Credit Agreement. Unless previously terminated, the lenders’ commitments automatically terminate on the first to occur of: (i) the Closing Date, after giving effect to funding of each lender’s commitments on the Closing Date, (ii) APA’s acquisition of Callon pursuant to the Merger Agreement without loans being made under the Credit Agreement, (iii) termination of the Merger Agreement in accordance with its terms, and (iv) the Termination Date (as defined in, and may be extended pursuant to, the Merger Agreement).

All borrowings under the Credit Agreement would be in U.S. Dollars and bear interest at one of the following two rate options, as selected by APA, plus the indicated margin:

•

One option is a base rate per annum equal to the greatest of (i) the applicable prime rate, (ii) the greater of the applicable federal funds rate and overnight bank funding rate, plus 0.50%, and (iii) an adjusted secured overnight financing rate published by the Federal Reserve Bank of New York (“SOFR”) for a one-month interest period plus 1.0%. The margin for this rate option (“Base Rate Margin”) is a rate per annum varying from 0.25% to 1.0% for 364-Day Tranche Loans, 0.375% to 1.125% for 3-Year Tranche Loans until the second anniversary of the Closing Date, and 0.625% to 1.375% for 3-Year Tranche Loans after the second anniversary of the Closing Date, in each case, based on the rating for senior, unsecured, non-credit enhanced, long-term indebtedness for borrowed money of APA, or if such indebtedness is not rated and the Apache guaranty is in effect, of Apache (“Long-Term Debt Rating”). Apache’s Long-Term Debt Rating currently applies.

•

The second option is an adjusted SOFR rate, plus a margin at a rate per annum varying from 1.25% to 2.0% for 364-Day Tranche Loans, 1.375% to 2.125% for 3-Year Tranche Loans until the second anniversary of the Closing Date, and 1.625% to 2.375% for 3-Year Tranche Loans after the second anniversary of the Closing Date, in each case, based on the Long-Term Debt Rating (“Applicable Margin”). For SOFR-based interest rates, APA may select an interest period of one, three, or six months.

Currently, the Base Rate Margin is 0.625% for 364-Day Tranche Loans and 0.75% for 3-Year Tranche Loans, and the Applicable Margin is 1.625% for 364-Day Tranche Loans and 1.75% for 3-Year Tranche Loans.

The Credit Agreement provides for a ticking fee payable by APA at a rate of 0.225% per annum on the daily average undrawn aggregate commitments thereunder; the ticking fee accrues during the period beginning on the date that is 90 days after January 3, 2024 to the earlier of (i) termination or expiration of the commitments or (ii) the Closing Date.

APA is subject to representations and warranties, covenants, and events of default under the Credit Agreement substantially similar to those in APA’s existing committed syndicated credit agreements entered into in April 2022, such as:

•

A financial covenant requires APA to maintain an adjusted debt-to-capital ratio of not greater than 60% at the end of any fiscal quarter. For purposes of this calculation, capital continues to exclude the effects of non-cash write-downs, impairments, and related charges occurring after June 30, 2015.

•

A negative covenant restricts the ability of APA and its subsidiaries to create liens securing debt on their hydrocarbon-related assets, with exceptions for liens typically arising in the oil and gas industry; liens securing debt incurred to finance the acquisition, construction, improvement, or capital lease of assets, provided that such debt, when incurred, does not exceed the subject purchase price and costs, as applicable, and related expenses; liens on subsidiary assets located outside of the U.S. and Canada; and liens arising as a matter of law, such as tax and mechanics’ liens. Liens on assets also are permitted if debt secured thereby does not exceed 15% of APA’s consolidated net tangible assets.

•

Negative covenants restrict APA’s ability to merge with another entity unless it is the surviving entity, a borrower’s disposition of substantially all of its assets, prohibitions on the ability of certain subsidiaries to make payments to borrowers, and guarantees by APA or certain subsidiaries of debt of non-consolidated entities in excess of the stated threshold.

•

After the Closing Date, Lenders may accelerate payment maturity and terminate lending commitments for nonpayment and other breaches; if APA or certain subsidiaries defaults on other indebtedness in excess of the stated threshold, has any unpaid, non-appealable judgment against it for payment of money in excess of the stated threshold, or has specified pension plan liabilities in excess of the stated threshold; or APA undergoes a specified change in control. Such acceleration and termination are automatic upon specified insolvency events of APA or certain subsidiaries.

The Credit Agreement does not permit lenders to accelerate maturity based on unspecified material adverse changes and does not have prepayment obligations in the event of a decline in credit ratings.

The aggregate $2.0 billion in commitments under the Credit Agreement effectively replaced up to $2.0 billion in aggregate commitments under the Bridge Loan Commitment Letter, dated as of January 3, 2024, among APA, JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., Wells Fargo Securities, LLC and Wells Fargo Bank, National Association. The amount of aggregate commitments under such commitment letter automatically reduced by the amount of aggregate commitments under the Credit Agreement on its effective date.

The foregoing is a summary of the Credit Agreement, does not purport to be complete, and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

The Credit Agreement has been filed with this report to provide investors and security holders with information regarding its terms; it is not intended to provide any other factual information about APA, Apache, or Callon. Representations, warranties, and covenants in the Credit Agreement were made only for purposes of the Credit Agreement, were solely for the benefit of the parties to the Credit Agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Credit Agreement. Representations and warranties in the Credit Agreement may have been made as of specific dates and for purposes of allocating contractual risk between the parties instead of establishing matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under Credit Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of APA or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Credit Agreement, which subsequent information may or may not be fully reflected in APA’s public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Credit Agreement, dated as of January 30, 2024, among APA Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction, APA intends to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of APA and Callon and that also constitutes a prospectus of APA common stock. Each of APA and Callon may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that APA or Callon may file with the SEC. The definitive joint proxy statement/prospectus (if and when available) will be mailed to shareholders of APA and Callon. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents containing important information about APA, Callon, and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by APA will be available free of charge on APA’s website at https://investor.apacorp.com. Copies of the documents filed with the SEC by Callon will be available free of charge on Callon’s website at https://callon.com/investors.

Participants in the Solicitation

APA, Callon, and certain of their respective directors, executive officers, and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of APA, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in APA’s proxy statement for its 2023 Annual Meeting of Shareholders, which was filed with the SEC on April 11, 2023, and APA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 23, 2023. Information about the directors and executive officers of Callon, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Callon’s proxy statement for its 2023 Annual Meeting of Shareholders, which was filed with the SEC on March 13, 2023, and Callon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 23, 2023. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from APA or Callon using the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APA CORPORATION

Date: January 30, 2024	By:	/s/ Ben C. Rodgers
Ben C. Rodgers,
Senior Vice President, Treasurer and
Midstream and Marketing